UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 18, 2013

OPKO Health, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33528	75-2402409
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 575-4100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Communications with the Board of Directors

All interested parties may initiate in writing any communication with the Board of Directors of OPKO Health, Inc. (“OPKO”), the presiding member of the non-management directors, or any individual director by sending the correspondence to OPKO Health, Inc., 4400 Biscayne Blvd., Miami, Florida 33137, Attention: Secretary. This centralized process assists OPKO’s Board of Directors in reviewing and responding to communications in an appropriate manner. If an interested party would like the letter to be forwarded directly to one of the Chairmen of the three standing committees of the Board of Directors, he or she should so indicate. If no specific direction is indicated, the Secretary’s office will review the letter and forward it to the appropriate board member(s). The information above will be included in OPKO’s proxy statement for its 2014 Annual Meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

October 18, 2013	By:	Juan F. Rodriguez

Name: Juan F. Rodriguez
Title: Sr. Vice President, CFO